Exhibit 99




              For Immediate Release

              Media Contact:             Investor Contact:
              Cathy Love                         John Winn
              (803) 217-7777             (803) 217-9240
              clove@scana.com            jwinn@scana.com

             SCANA Reports Financial Results for Second Quarter 2003

Columbia, SC, July 25, 2003...SCANA Corporation (NYSE: SCG) announced today that reported earnings for the three months ended June 30, 2003 were $74 million, or 67 cents per share. These results include a net after-tax gain of $32 million, or 29 cents per share, related to the continued monetization and valuation of the Company's telecommunications assets. By comparison, reported earnings for the second quarter of 2002 were $40 million, or 38 cents per share. Those prior period results included a net after-tax gain of $2 million, or 2 cents per share, related to the monetization and valuation of telecommunications assets. Excluding from reported earnings the effects of the monetization and valuation of telecommunications assets, GAAP-adjusted net earnings from operations for the second quarter of 2003 were $42 million, or 38 cents per share, compared to $38 million, or 36 cents per share, in the same quarter of 2002.

Reported earnings (loss) are prepared in accordance with Generally Accepted Accounting Principles (GAAP). SCANA's management believes that, in addition to reported earnings (loss) under GAAP, the GAAP-adjusted net earnings from operations provides a meaningful representation of the Company's fundamental earnings power and improves comparability of period-over-period financial performance. A reconciliation of reported (GAAP) earnings (loss) per share to GAAP-adjusted net earnings from operations per share for the three months and six months ended June 30, 2003 and 2002 is provided in the following table:

                                                            3 Months Ended June 30,         6 Months Ended June 30,
                                                            2003             2002             2003             2002
                                                            ----             ----             ----             ----


Reported (GAAP) Earnings (Loss) per Share                 $.67             $.38               $1.42          $(2.50)

Add:
  Impairment Charge on Knology Investment                   .04               -                 .04               -
  Impairment Charge on ITC^DeltaCom Investment               -              .07                   -             .07
  Impairment Charge on Deutsche Telekom Investment           -                -                   -            1.52
  Cumulative Effect of Accounting Change re: Goodwill        -                -                   -            2.20

Deduct:
  Gain on Sale of ITC Holding Company Investment           .33                -                 .33               -
  Gain on Sale of Radio Network                              -              .09                   -             .09
  Gain on Sale of Deutsche Telekom Stock                     -                -                   -             .10


Net Earnings From Operations per Share                    $.38             $.36               $1.13           $1.10

"We are pleased with our second quarter financial performance, especially given the unfavorable impact that milder weather had on our electric margins," said Kevin Marsh, senior vice president and chief financial officer. "Average temperatures across our electric service territory during the second quarter, as measured by cooling degree days, were 16 percent cooler than the second quarter of last year and 10 percent cooler than normal. The milder weather reduced second quarter earnings by 4 cents per share compared to the second quarter of last year."

SCANA's reported earnings for the first six months of 2003 were $158 million, or $1.42 per share, compared to a reported loss of $262 million, or $2.50 per share, for the same period in 2002. GAAP-adjusted net earnings from operations, which exclude from reported earnings the cumulative effects of mandated changes in accounting principles and the effects of sales and impairment charges related to telecommunications investments, were $126 million, or $1.13 per share, for the first six months of 2003 compared to $115 million, or $1.10 per share, for the same period last year.

"Through the first six months of this year, net earnings from operations are 3 cents per share ahead of results at the same time last year," said Marsh. "As we begin the second half of the year, our commitment is to execute our strategic plan to achieve the financial, operational and customer service goals we set for the year by continuing to focus on the fundamentals that have made us successful."

REGULATED OPERATIONS

South Carolina Electric & Gas Company

Reported earnings in the second quarter of 2003 at South Carolina Electric & Gas Company (SCE&G), SCANA's principal subsidiary, were $40 million, or 36 cents per share, compared to $39 million, or 37 cents per share, in the same quarter last year. The favorable impact of the retail electric rate increase that was effective in February 2003 was offset by related increases in operating and maintenance expenses, depreciation expense, interest expense and property taxes, and by milder weather.

The milder weather, combined with a lackluster economy, resulted in a 1.6 percent decline in total kilowatt-hour sales of electricity in the second quarter of 2003 compared to the same quarter last year. Residential sales increased 1.5 percent, commercial sales were down less than 1 percent and industrial sales declined 2.9 percent.

"The slight increase in residential electricity sales for the quarter is attributable to the solid customer growth we have experienced over the past 12 months," said Marsh. At June 30, 2003, SCE&G was serving approximately 563,000 electric customers, an increase of about 2.0 percent over the past year.

PSNC Energy

PSNC Energy, the Company's North Carolina-based retail natural gas distribution subsidiary, had a seasonal reported loss of $2 million, or 2 cents per share, in the second quarter of 2003, unchanged compared to the second quarter of 2002. Higher sales margins, driven by good customer growth and cooler weather early in the quarter, were offset by higher operating and maintenance expenses. At June 30, 2003, PSNC Energy was serving approximately 377,000 customers, an increase of 2.8 percent over the last twelve months.

South Carolina Pipeline Corporation

South Carolina Pipeline, SCANA's gas transmission subsidiary, had reported earnings of $1 million, or 1 cent per share, in the second quarter of 2003, down from $3 million, or 3 cents per share in the same quarter last year. That decline primarily reflects the negative impact on sales margins of high wholesale natural gas prices, which resulted in intense competition with alternative fuels in industrial interruptible markets. Pipeline's earnings were also negatively affected by reduced demand for natural gas for electric generation as a result of milder weather.

NON-REGULATED OPERATIONS

SCANA Energy - Georgia

SCANA Energy, the Company's retail natural gas marketing business in Georgia, had reported earnings of $3 million, or 3 cents per share, in the second quarter of 2003, compared to breakeven results in the same quarter last year. More favorable market conditions resulted in higher sales margins, which more than offset higher operating and customer service expenses.

At June 30, 2003, SCANA Energy was serving approximately 386,000 customers, maintaining its position as the second largest natural gas marketer in Georgia with about a 25 percent market share.

Corporate and Other Non-Regulated

SCANA's other non-regulated businesses had combined reported earnings of $31 million, or 29 cents per share, in the second quarter of 2003. That compares to breakeven results in the second quarter of 2002. Excluding from reported earnings the effects of the monetization and valuation of telecommunications assets in both quarters, GAAP-adjusted net earnings from operations were breakeven in the second quarter of 2003, compared to a GAAP-adjusted net loss from operations in the second quarter of 2002 of $2 million, or 2 cents per share. That improvement was due primarily to lower interest expense.

On May 9, 2003, West Corporation (Nasdaq: WSTC), a communications company headquartered in Omaha, Nebraska, completed the acquisition of InterCall from ITC Holding Company, a communications company headquartered in West Point, Georgia, in a $400 million cash transaction. InterCall, based in Chicago, is a provider of audio, web and video conferencing solutions. Based on its proportionate equity ownership in ITC Holding Company, SCANA Communications Holdings, Inc., an indirect, wholly-owned subsidiary of SCANA Corporation, recorded an after-tax gain of $37 million, or 33 cents per share, in the second quarter of 2003. The cash proceeds have been applied to debt reduction at SCANA.

In the second quarter of 2003, SCANA Communications Holdings, Inc. also recorded an impairment charge on its investment in Knology, Inc. of $5 million, or 4 cents per share. Headquartered in West Point, Georgia, Knology is a leading provider of interactive voice, video and data services, including cable TV, in the Southeast.

2003 OUTLOOK

The Company reaffirms its previous guidance that GAAP-adjusted net earnings from operations in 2003 will be in the range of $2.50 - $2.60 per share. The Company's long-term goal is to achieve a 6 - 8% average annual growth in GAAP-adjusted net earnings from operations per share over the next 3-5 years. Taking into consideration the effects of the monetization and valuation of telecommunications investments during the first half of 2003, the Company anticipates that reported (GAAP) earnings in 2003 will be 29 cents per share higher than the GAAP-adjusted net earnings from operations. The 2003 guidance assumes normal weather in the Company's electric and natural gas service areas for the remainder of the year and excludes any potential gains or losses from investing activities or sales of certain assets.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations, telecommunications and other energy-related businesses. Information about SCANA and its businesses is available on the Company's website at www.scana.com.

CONFERENCE CALL NOTICE

SCANA will host a conference call for financial analysts and other interested people at 10:00 a.m. Eastern Time today. The call-in number for the conference call is 1-800-374-2396. Participants should call in 5 to 10 minutes prior to the scheduled start time. A tape recording of the conference call will be available approximately 2 hours after conclusion of the call through August 8, 2003. The domestic replay call-in number is 1-800-642-1687 and the international replay call-in number is 1-706-645-9291. The conference I.D. number is 1575871. A live, listen-only webcast of the conference call will be available online at www.scana.com or at www.videonewswire.com/SCG/072503. Participants should go to either of these web sites at least 10 minutes prior to the call start time and follow the instructions. A replay of the conference call will be available approximately 2 hours after conclusion of the call through August 8, 2003 on either of these web sites.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Although SCANA Corporation believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) that the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment, (2) changes in the utility and non-utility regulatory environment, (3) changes in the economy, especially in areas served by the Company's subsidiaries, (4) the impact of competition from other energy suppliers, (5) growth opportunities for the Company's regulated and diversified subsidiaries, (6) the results of financing efforts, (7) changes in the Company's accounting policies, (8) weather conditions, especially in areas served by the Company's subsidiaries, (9) performance of and marketability of the Company's investments in telecommunications companies, (10) performance of the Company's pension plan assets, (11) inflation, (12) changes in environmental regulations,
(13) volatility in commodity natural gas markets and (14) the other risks and uncertainties described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

                                                                 # # #


FINANCIAL AND OPERATING INFORMATION

Consolidated Statements of Operations
(Millions, except per share amounts) (Unaudited)

                                                 Three Months Ended                 Six Months Ended
                                                      June 30,                          June 30,
                                                  2003          2002                 2003       2002
Operating Revenues:
  Electric                                        $356        $349            $  692          $  651
  Gas-Regulated                                    193         155               620             451
  Gas-Non-regulated                                177         145               483             369
     Total Operating Revenues                      726         649             1,795           1,471

Operating Expenses:
  Fuel and purchased power                          96         108               187             187
  Gas purchased for resale                         293         234               865             613
  Other operation and maintenance                  141         131               285             258
  Depreciation and amortization                     60          55               120             108
  Other taxes                                       36          32                70              63
     Total Operating Expenses                      626         560             1,527           1,229

Operating Income                                   100          89               268             242

Other Income (Expense), Net                         66          24                82            (187)
Interest Charges, Net                               51          51               102             102
Income Tax Expense (Benefit)                        38          19                84             (21)
Preferred Dividend Requirement
  of SCE&G - Mandatorily Redeemable
  Preferred Securities                              (1)         (1)               (2)             (2)
Preferred Stock Cash Dividends
  of SCE&G                                          (2)         (2)               (4)             (4)

Net Income (Loss) Before Cumulative
  Effect of Accounting Change                       74          40               158             (32)
Cumulative Effect of Accounting Change,
  Net of Taxes                                       -           -                 -            (230)
Net Income (Loss)                                 $ 74        $ 40            $  158          $ (262)

Common Stock Data:
  Earnings (Loss) Per Share Before
    Cumulative Effect of Accounting Change        $.67        $ .38            $1.42         $  (.30)
  Cumulative Effect of Accounting Change             -            -                -           (2.20)
  Reported Earnings (Loss) Per Share              $.67        $ .38            $1.42          $(2.50)
  Wtg. Avg. Common Shares Outstanding            110.8        104.7            110.8           104.7







Consolidated Condensed Balance Sheets
(Millions)  (Unaudited)
                                                          June 30,  December 31,
                                                           2003        2002
ASSETS
Utility Plant, Net                                        $5,784      $5,474
Other Property and Investments                               310         326
Current Assets                                               904       1,160
Deferred Debits                                              795         794
    Total Assets                                         $ 7,793      $7,754

CAPITALIZATION AND LIABILITIES
Capitalization:
  Common Equity                                          $2,258       $2,177
  Preferred Stock                                           115          115
  SCE&G Obligated Mandatorily Redeemable Preferred Stock      -           50
  Long-term Debt, Net                                     2,930        2,834
    Total Capitalization                                  5,303        5,176
Current Liabilities:
  Short-Term Borrowings                                     212          209
  Current Portion of Long-Term Debt                         403          413
  Other Current Liabilities                                 510          651
Total Current Liabilities                                 1,125        1,273
Deferred Credits                                          1,365        1,305
    Total Capitalization and Liabilities                 $7,793       $7,754


Reported (GAAP) Earnings (Loss) per Share by Company:
(Unaudited)
                                               Three Months Ended June 30,  Six Months Ended June 30,
                                                     2003      2002         2003       2002
SC Electric & Gas                                  $.36       $.37       $  .78        $  .86
PSNC Energy                                        (.02)      (.02)         .20         (2.02)
SC Pipeline                                         .01        .03          .04          (.02)
SCANA Energy-Georgia (1)                            .03        .00          .15           .13
Corporate and Other Non-regulated, Net (1)          .29        .00          .25         (1.45)
    Reported (GAAP) Earnings (Loss) per Share      $.67       $.38        $1.42        $(2.50)


GAAP-Adjusted Net Earnings (Loss) From Operations per Share by Company:
(Unaudited)
                                                           Three Months Ended June 30,   Six Months Ended June 30,
                                                              2003           2002            2003        2002
SC Electric & Gas                                             $.36          $.37             $.78      $  .86
PSNC Energy                                                   (.02)         (.02)             .20         .18
SC Pipeline                                                    .01           .03              .04        (.02)
SCANA Energy-Georgia (1)                                       .03           .00              .15         .13
Corporate and Other Non-regulated, Net (1)                     .00          (.02)            (.04)       (.05)
    GAAP-Adjusted Net Earnings from Operations per Share      $.38          $.36             $1.13      $1.10



(1) Current and prior period results reflect a reclassification of certain interruptible operations from SCANA Energy-Georgia to SCANA Energy Marketing




Variances in Reported (GAAP) Earnings (Loss) per Share:
(Unaudited)
                                                                           Three Months Ended   Six Months Ended
                                                                                 June 30            June 30

2002 Reported (GAAP) Earnings (Loss) Per Share                                 $.38                 $(2.50)

Variances:
    Electric Margin:
      Change in Rates                                                           .12                    .16
      Customer Growth                                                           .04                    .09
      Weather                                                                  (.04)                  (.01)
                                                                               -----                  -----
        Total Electric Margin                                                   .12                    .24
    Gas Margin                                                                  .06                    .18
    O&M Expense                                                                (.06)                  (.16)
    Depreciation Expense                                                       (.03)                  (.07)
    Property Taxes                                                             (.02)                  (.04)
    Interest Expense (net of AFDC)                                                -                      -
    Additional Shares Outstanding (Dilution)                                   (.04)                  (.08)
    Other, Net                                                                  (.01)                 (.04)
                                                                                -----                 -----
       Variance in GAAP-Adjusted Net Earnings From Operations per Share          .02                   .03
    Gain on Sale of ITC Holding Company Investment                               .33                   .33
    Impairment Charge on Knology Investment                                     (.04)                 (.04)
    Gain on Sale of Radio Network                                               (.09)                 (.09)
    Impairment Charge on ITC^DeltaCom Investment                                 .07                   .07
    Cumulative Effect of Accounting Change re: Goodwill                           -                   2.20
    Impairment Charge on Deutsche Telekom Investment                              -                   1.52
    Gain on Sale of Deutsche Telekom Stock                                        -                   (.10)
       Variance in Reported (GAAP) Earnings per Share                           .29                   3.92

2003 Reported (GAAP) Earnings Per Share                                        $.67                  $1.42

Consolidated Operating Statistics

                              Three Months Ended June 30,            Six Months Ended June 30,
                               2003       2002      % Change       2003      2002     % Change
 Electric Operations:

   Sales (Million KWH):
      Residential               1,604   1,581        1.5          3,312     3,229         2.6
      Commercial                1,652   1,658       (0.4)         3,127     3,065         2.0
      Industrial                1,656   1,705       (2.9)         3,236     3,238        (0.1)
      Other                       124     138      (10.1)           253       258        (1.9)
        Total Retail            5,036   5,082       (0.9)         9,928     9,790         1.4
      Wholesale                   426     471       (9.6)           947     1,111       (14.8)
        Total Sales             5,462   5,553       (1.6)        10,875    10,901        (0.2)
  Customers (Period-End)                                        563,411   552,702         1.9





Natural Gas Operations:

  Sales (MillionTherms):
      Residential                72      59        22.0            398       343        16.0
      Commercial                 67      58        15.5            222       187        18.7
      Industrial                266     310       (14.2)           551       634       (13.1)
        Total Retail            405     427        (5.2)         1,171     1,164         0.6
      Sales for Resale           19      80       (76.3)            94       160       (41.3)
      Transportation Volumes     93      73        27.4            170       157         8.3
        Total Sales             517     580       (10.9)         1,435     1,481        (3.1)

  Customers (Period-End) (2)                                 1,033,271   991,426         4.2

(2) Current and prior period-end natural gas customers reflects a reclassification of customers at PSNC Energy implemented during 2002.

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

Weather Data - Electric Service Territory:

                                Three Months Ended June 30,                 Six Months Ended June 30,
                            Actual           Percent Change             Actual            Percent Change
                             2003       vs 2002       vs Normal          2003         vs 2002    vs Normal
  Heating Degree Days         98           32.4       (18.0)           1,383           13.7        4.2
  Cooling Degree Days        685          (15.8)       (9.9)             713          (18.8)     (10.8)



Security Credit Ratings (as of 07/25/03):


                                 Standard & Poor's              Moody's
                              Rating       Outlook        Rating       Outlook
SCANA Corporation:
  Corporate/Issuer Rating      A-          Stable         A3            Stable
  Senior Unsecured            BBB+         Stable         A3            Stable

South Carolina
Electric & Gas Company:
  Corporate/Issuer Rating      A-           Stable         A2            Stable
  Senior Secured               A-           Stable         A1            Stable
  Commercial Paper            A-2           Stable         P-1           Stable

PSNC Energy:
  Senior Unsecured            A-            Stable         A2           Stable
  Commercial Paper            A-2           Stable         P-1          Stable